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                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of the Registrant:                 State of Incorporation:
--------------------------------------          ----------------------------
Broadband Capital Corporation                   Delaware

Broadband Royalty Corporation                   Delaware

Broadband Network Services, Inc.                Delaware

Broadband Management Solutions, LLC             Delaware

C-COR Argentina, S.R. L                         Foreign (Argentina)

C COR de Mexico, S.A. de C.V                    Foreign (Mexico)

C-COR Broadband Communications                  Europe GmbH Foreign (Austria)

C-COR Electronics Canada, Inc.                  Foreign (Canada)

C-COR/Comlux, Inc.                              Pennsylvania

MobileForce Technologies GmbH                   Foreign (Europe)

C-COR Europe, B.V                               Foreign (Europe)

C-COR Europe Holding B.V                        Foreign (Europe)

C-COR Electronics Foreign Sales Corporation     St. Thomas, V.I.